Exhibit 10.1

SELECTIVE INSURANCE

SUPPLEMENTAL PENSION PLAN

AMENDMENT NO. 1

THIS AMENDMENT No. 1 is made by Selective Insurance Company of America (the “Company”) to the Selective Insurance Supplemental Pension Plan, As Amended and Restated Effective as of January 1, 2005 (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan for the benefit of certain key employees of the Company and those of its affiliates which have adopted the Plan; and

WHEREAS, the Company wishes to amend the Plan, effective as of March 31, 2016, to cease all future benefit accruals under the Plan; and

WHEREAS, the Company or its delegee may amend the Plan at any time, pursuant to Section 18(a) thereof, by an instrument in writing;

NOW, THEREFORE, effective as of March 31, 2016, the Company hereby amends the Plan by adding a new Section 21 thereto as follows:

21.   Freezing of the Plan. Notwithstanding anything in Section 8 or any other provision of the Plan to the contrary, each Member’s Accrued Benefit shall be determined as of March 31, 2016, based on the Member’s Retirement Plan Benefit and the limitations of Sections 401(a)(17) and 415(b) of the Code, as determined as of such date, and shall not increase or decrease thereafter.

IN WITNESS WHEREOF, this Amendment No. 1 is hereby executed on this 25th day of March, 2013.

SELECTIVE INSURANCE COMPANY OF AMERICA

By:	/s/ Michael H. Lanza
	Name:	Michael H. Lanza
	Title:	Executive Vice President and General Counsel